UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 30, 2016, Blonder Tongue Laboratories, Inc. (the “Company”) held its previously-announced conference call to discuss its financial results for the fourth quarter and year ended December 31, 2015.  During that conference call, in response to a question from a call participant, a Company representative incorrectly summarized certain of the conversion terms of an initial loan and supplemental loans provided (and committed to be provided) to the Company under the Amended and Restated Senior Subordinated Convertible Loan And Security Agreement dated as of March 28, 2016 (the “Agreement”).  The conversion price of $0.54 per share was incorrectly characterized as a “floor” price.  In order to clarify the conversion terms, the Company is providing additional disclosure in this Current Report on Form 8-K.  The conversion terms are:

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With respect to the commitment for $600,000 of loans by the Initial Lenders under the Agreement of which $300,000 has been advanced to date, the principal balance of those loans may be converted, in whole (unless otherwise agreed by the Company), into shares of the Company’s common stock at a conversion price of $0.54 per share, which conversion price was determined in accordance with the Letter of Intent dated November 13, 2015 between the Initial Lenders and the Company. The conversion price with respect to the principal amount of the loans under this commitment was determined in substantially the same manner as the conversion price with respect to the Supplemental Lenders, as described below.

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With respect to commitment for $150,000 of  loans by the Supplemental Lenders under the Agreement, the principal balance of those loans may be converted, in whole (unless otherwise agreed by the Company), into shares of the Company’s common stock at a conversion price of $0.54 per share.  This conversion price has been determined based on the greater of (a) 110% of the average closing price of the common stock on the NYSE MKT during the ten trading days ended on the business day immediately preceding the date of closing of the loans, which occurred on March 28, 3016, and (b) $0.54.

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The conversion price is subject to adjustment in connection with stock dividends, splits, recapitalizations, reclassifications, combinations, exchanges or similar transactions, so as to provide the lenders with the same number, kind and class of shares as they would have owned if conversion had occurred prior to the event triggering the adjustment.

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The conversion price is also subject to downward adjustment if the Company issues or sells additional shares of common stock at an effective price below the conversion price then in effect.  In that case, the conversion price will be adjusted to equal the greater of (i) $0.10 or (ii) the effective price at which the Company issued or sold the shares.  Not every issuance of shares by the Company triggers an adjustment.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference. Capitalized terms used above but not defined are defined in the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: March 30, 2016

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